Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (“Registration Statement”) of our report dated March 21, 2017, relating to the financial statements and financial highlights, which appears in AEW Real Estate Fund’s Annual Report on Form N-CSR for the year ended January 31, 2017. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2017